Two Harbors Investment Corp. Reports Third Quarter 2019 Financial Results
Strong Economic Return of 6.7% in Volatile Environment(1)

NEW YORK, November 5, 2019 - Two Harbors Investment Corp. (NYSE: TWO), a leading hybrid mortgage real estate investment trust (REIT) that invests in residential mortgage-backed securities (RMBS), mortgage servicing rights (MSR) and other financial assets, today announced its financial results for the quarter ended September 30, 2019.

Quarterly Summary

•	Grew book value to $14.72 per common share, representing a 6.7% quarterly total return on book value and bringing total return on book value for the first nine months of 2019 to 22.0%.(1)

•	Generated Comprehensive Income of $257.6 million, or $0.94 per weighted average basic common share, representing an annualized return on average common equity of 25.7%.

•	Reported Core Earnings, including dollar roll income, of $65.0 million, or $0.24 per weighted average basic common share.(2)

•	Added $5.8 billion in unpaid principal balance (UPB) of MSR through flow sale arrangements. Post quarter-end, closed on two bulk MSR acquisitions for a total of $11.1 billion UPB.

“We are very proud of our strong economic return during the third quarter,” stated Thomas Siering, Two Harbors’ President and Chief Executive Officer. “Preserving book value has always been our primary goal. This quarter demonstrates how our portfolio can deliver strong total returns even when interest rates are volatile and mortgage spreads widen. This is largely driven by our strategy of pairing Agency RMBS with MSR.”

(1)
Economic return is defined as the return on book value. Return on book value is defined as the increase (decrease) in book value per common share from the beginning to the end of the given period, plus dividends declared in the period, divided by the book value as of the beginning of the period.

(2)
Core Earnings, including dollar roll income, is a non-GAAP measure. Please see page 11 for a definition of Core Earnings, including dollar roll income, and a reconciliation of GAAP to non-GAAP financial information.

Operating Performance
The following table summarizes the company’s GAAP and non-GAAP earnings measurements, and key metrics for the second and third quarters of 2019:

Two Harbors Investment Corp. Operating Performance (unaudited)
(dollars in thousands, except per common share data)
	Three Months Ended September 30, 2019			Three Months Ended June 30, 2019
Earnings attributable to common stockholders	Earnings	Per weighted average basic common share	Annualized return on average common equity	Earnings	Per weighted average basic common share	Annualized return on average common equity
Comprehensive Income	$257,585	$0.94	25.7%	$201,042	$0.74	21.0%
GAAP Net Income (Loss)	$286,749	$1.05	28.6%	$(109,507)	$(0.40)	(11.4)%
Core Earnings, including dollar roll income(1)	$64,979	$0.24	6.5%	$106,034	$0.39	11.1%

Operating Metrics
Dividend per common share	$0.40			$0.40
Annualized dividend yield(2)	12.2%			12.6%
Book value per common share at period end	$14.72			$14.17
Return on book value(3)	6.7%			5.4%
Other operating expenses, excluding non-cash LTIP amortization(4)	$11,364			$11,617
Other operating expenses, excluding non-cash LTIP amortization, as a percentage of average equity(4)	0.9%			1.0%
________________

(1)	Please see page 11 for a definition of Core Earnings, including dollar roll income, and a reconciliation of GAAP to non-GAAP financial information.

(2)	Dividend yield is calculated based on annualizing the dividends declared in the given period, divided by the closing share price as of the end of the period.

(3)
Return on book value is defined as the increase (decrease) in book value per common share from the beginning to the end of the given period, plus dividends declared in the period, divided by the book value as of the beginning of the period.

(4)	Excludes non-cash equity compensation expense of $2.0 million for the third quarter 2019 and $2.4 million for the second quarter 2019.

“Our book value outperformance in the quarter can be primarily attributed to our portfolio positioning and composition.  Our long position in higher coupons significantly outperformed,” stated Matt Koeppen, Two Harbors’ Co-Deputy Chief Investment Officer. “In August, as current coupon mortgages widened, we benefitted through our holdings in MSR, which acts as a short position in the basis.”

“This quarter highlighted that our strategy of hedging Agency RMBS with MSR works: we can provide strong economic returns with lower exposure to mortgage spreads,” stated Bill Greenberg, Two Harbors’ Co-Deputy Chief Investment Officer. “Though our portfolio strategy resulted in lower Core Earnings, it drove book value higher and improved the expected economic return profile of our business. Currently, we view the best investment opportunities to be in pairing Agency RMBS with MSR, and we expect to continue to grow capital allocated to our Rates strategy.”

Portfolio Summary
The company’s portfolio is comprised of a Rates strategy and a Credit strategy. The Rates strategy consisted of $26.5 billion of Agency RMBS, Agency Derivatives and MSR as well as their associated notional hedges as of September 30, 2019. Additionally, the company held $9.9 billion notional of net long to-be-announced securities (TBAs) as part of the Rates strategy. The Credit strategy consisted of $3.5 billion of non-Agency securities, as well as their associated notional hedges as of September 30, 2019.

The following tables summarize the company’s investment portfolio as of September 30, 2019 and June 30, 2019:

Two Harbors Investment Corp. Portfolio
(dollars in thousands)

Portfolio Composition	As of September 30, 2019		As of June 30, 2019
	(unaudited)		(unaudited)
Rates Strategy
Agency
Fixed Rate	$24,750,521	82.4%	$26,291,937	82.0%
Other Agency(1)	91,554	0.3%	92,712	0.3%
Total Agency	24,842,075	82.7%	26,384,649	82.3%
Mortgage servicing rights	1,651,556	5.5%	1,800,826	5.6%
Credit Strategy
Non-Agency
Senior	2,990,274	10.0%	3,211,099	10.0%
Mezzanine	483,009	1.6%	575,246	1.8%
Other	79,092	0.3%	91,291	0.3%
Total Non-Agency	3,552,375	11.9%	3,877,636	12.1%
Aggregate Portfolio	30,046,006		32,063,111
Net TBA position	9,863,000		9,422,000
Total Portfolio	$39,909,006		$41,485,111

Portfolio Metrics	Three Months Ended September 30, 2019	Three Months Ended June 30, 2019
	(unaudited)	(unaudited)
Annualized portfolio yield during the quarter	3.67%	3.93%
Rates Strategy
Agency RMBS, Agency Derivatives and mortgage servicing rights	3.47%	3.67%
Credit Strategy
Non-Agency securities	5.26%	6.00%

Annualized cost of funds on average borrowing balance during the quarter(2)	2.51%	2.55%
Annualized interest rate spread for aggregate portfolio during the quarter	1.16%	1.38%
________________

(1)	Other Agency includes hybrid ARMs and Agency derivatives.

(2)	Cost of funds includes interest spread income/expense associated with the portfolio's interest rate swaps and caps.

Portfolio Metrics Specific to RMBS and Agency Derivatives	As of September 30, 2019	As of June 30, 2019
	(unaudited)	(unaudited)
Weighted average cost basis of principal and interest securities
Agency(3)	$104.23	$104.31
Non-Agency(4)	$63.63	$61.70
Weighted average three month CPR
Agency	13.4%	10.1%
Non-Agency	5.9%	5.3%
Fixed-rate investments as a percentage of aggregate RMBS and Agency Derivatives portfolio	88.2%	87.8%
Adjustable-rate investments as a percentage of aggregate RMBS and Agency Derivatives portfolio	11.8%	12.2%
______________
(3) Weighted average cost basis includes RMBS principal and interest securities only. Average purchase price utilized carrying value for weighting purposes.
(4) Average purchase price utilized carrying value for weighting purposes. If current face were utilized for weighting purposes, the average purchase price for total non-Agency securities excluding the company's non-Agency interest-only portfolio, would be $59.41 at September 30, 2019 and $58.50 at June 30, 2019.

Portfolio Metrics Specific to MSR(1)	As of September 30, 2019	As of June 30, 2019
(dollars in thousands)	(unaudited)	(unaudited)

Unpaid principal balance	$165,332,533	$169,643,681
Fair market value	$1,651,556	$1,800,826
Gross weighted average coupon	4.1%	4.1%
Weighted average original FICO score(2)	752	751
Weighted average original LTV	75%	75%
60+ day delinquencies	0.3%	0.3%
Net servicing spread	26.5 basis points	26.3 basis points

	Three Months Ended September 30, 2019	Three Months Ended June 30, 2019
	(unaudited)	(unaudited)
Fair value losses	$(234,514)	$(252,432)
Servicing income	$126,025	$130,949
Servicing expenses	$17,962	$17,629
Servicing reserve (income) expense	$(300)	$(910)
________________
Note: The company does not directly service mortgage loans, but instead contracts with appropriately licensed subservicers to handle substantially all servicing functions in the name of the subservicer for the loans underlying the company’s MSR.
(1) Metrics exclude residential mortgage loans in securitization trusts for which the company is the named servicing administrator.
(2) FICO represents a mortgage industry accepted credit score of a borrower.

Other Investments and Risk Management Metrics	As of September 30, 2019	As of June 30, 2019
(dollars in thousands)	(unaudited)	(unaudited)
Net long TBA notional amount(3)	$9,863,000	$9,422,000
Interest rate swaps and caps notional, utilized to economically hedge interest rate exposure (or duration)	$41,833,495	$40,470,277
Swaptions net notional, utilized as macroeconomic hedges	1,750,000	3,875,000
Total interest rate swaps, caps and swaptions notional	$43,583,495	$44,345,277
________________
(3) Accounted for as derivative instruments in accordance with GAAP.

Financing Summary
The following tables summarize the company’s financing metrics and outstanding repurchase agreements, FHLB advances, revolving credit facilities, term notes and convertible senior notes as of September 30, 2019 and June 30, 2019:

September 30, 2019	Balance	Weighted Average Borrowing Rate	Weighted Average Months to Maturity	Number of Distinct Counterparties
(dollars in thousands, unaudited)

Repurchase agreements collateralized by RMBS	$25,304,275	2.46%	2.54
Repurchase agreements collateralized by MSR	262,861	3.77%	14.07
Total repurchase agreements	25,567,136	2.47%	2.65	25
FHLB advances collateralized by RMBS(4)	50,000	2.99%	180.66	1
Revolving credit facilities collateralized by MSR	300,000	4.52%	17.39	—
Term notes payable collateralized by MSR	394,235	4.82%	56.88	n/a
Unsecured convertible senior notes	284,635	6.25%	27.53	n/a
Total borrowings	$26,596,006
________________
(4) The company’s wholly owned subsidiary, TH Insurance Holdings Company LLC (TH Insurance), is a member of the FHLB.  As a member of the FHLB, TH Insurance has access to a variety of products and services offered by the FHLB, including secured advances.

June 30, 2019	Balance	Weighted Average Borrowing Rate	Weighted Average Months to Maturity	Number of Distinct Counterparties
(dollars in thousands, unaudited)

Repurchase agreements collateralized by RMBS	$27,868,044	2.70%	2.76
Repurchase agreements collateralized by MSR	300,000	4.15%	17.10
Total repurchase agreements	28,168,044	2.70%	2.90	26
FHLB advances collateralized by RMBS(1)	50,000	3.20%	183.68	1
Revolving credit facilities collateralized by MSR	—	—%	—	—
Term notes payable collateralized by MSR	394,061	5.20%	59.90	n/a
Unsecured convertible senior notes	284,331	6.25%	30.53	n/a
Total borrowings	$28,896,436
________________
(1) The company’s wholly owned subsidiary, TH Insurance Holdings Company LLC (TH Insurance), is a member of the FHLB.  As a member of the FHLB, TH Insurance has access to a variety of products and services offered by the FHLB, including secured advances.

Borrowings by Collateral Type	As of September 30, 2019		As of June 30, 2019
(dollars in thousands)	(unaudited)		(unaudited)
Collateral type:
Agency RMBS and Agency Derivatives	$24,133,606		$25,854,494
Mortgage servicing rights	957,096		694,061
Non-Agency securities	1,220,669		2,063,550
Other(2)	284,635		284,331
Total/Annualized cost of funds on average borrowings during the quarter	$26,596,006		$28,896,436

Debt-to-equity ratio at period-end(3)	5.3	:1.0	5.9	:1.0
Economic debt-to-equity ratio at period-end(4)	7.2	:1.0	7.8	:1.0

Cost of Funds Metrics	Three Months Ended September 30, 2019		Three Months Ended June 30, 2019
	(unaudited)		(unaudited)
Annualized cost of funds on average borrowings during the quarter:	2.8%		2.9%
Agency RMBS and Agency Derivatives	2.6%		2.7%
Mortgage servicing rights(5)	5.2%		5.5%
Non-Agency securities	3.5%		3.7%
Other(2)(5)	6.7%		6.6%
________________

(2)	Includes unsecured convertible senior notes.

(3)	Defined as total borrowings to fund RMBS, MSR and Agency Derivatives, divided by total equity.

(4)	Defined as total borrowings to fund RMBS, MSR and Agency Derivatives, plus the implied debt on net TBA positions, divided by total equity.

(5)	Includes amortization of debt issuance costs.

Conference Call
Two Harbors Investment Corp. will host a conference call on November 6, 2019 at 9:00 a.m. EST to discuss third quarter 2019 financial results and related information. To participate in the teleconference, please call toll-free (800) 289-0438, conference code 4439802, approximately 10 minutes prior to the above start time. You may also listen to the teleconference live via the Internet on the company’s website at www.twoharborsinvestment.com in the Investor Relations section under the Events and Presentations link. For those unable to attend, a telephone playback will be available beginning at 12:00 p.m. EST on November 6, 2019, through 12:00 a.m. EST on November 20, 2019. The playback can be accessed by calling (888) 203-1112 , conference code 4439802. The call will also be archived on the company’s website in the Investor Relations section under the Events and Presentations link.

Two Harbors Investment Corp.
Two Harbors Investment Corp., a Maryland corporation, is a real estate investment trust that invests in residential mortgage-backed securities, mortgage servicing rights and other financial assets. Two Harbors is headquartered in New York, New York, and is externally managed and advised by PRCM Advisers LLC, a wholly owned subsidiary of Pine River Capital Management L.P. Additional information is available at www.twoharborsinvestment.com.

Forward-Looking Statements
This presentation includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “target,” “assume,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believe,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results, including, among other things, those described in our Annual Report on Form 10-K for the year ended December 31, 2018, and any subsequent Quarterly Reports on Form 10-Q, under the caption “Risk Factors.” Factors that could cause actual results to differ include, but are not limited to: the state of credit markets and general economic conditions; changes in interest rates and the market value of our assets; changes in prepayment rates of mortgages underlying our target assets; the rates of default or decreased recovery on the mortgages underlying our target assets; the occurrence, extent and timing of credit losses within our portfolio; the concentration of credit risks we are exposed to; declines in home prices; our ability to establish, adjust and maintain appropriate hedges for the risks in our portfolio; the availability and cost of our target assets; the availability and cost of financing; changes in the competitive landscape within our industry; our ability to effectively execute and to realize the benefits of strategic transactions and initiatives we have pursued or may in the future pursue; our ability to manage various operational risks and costs associated with our business; interruptions in or impairments to our communications and information technology systems; our ability to acquire MSR and successfully operate our seller-servicer subsidiary and oversee our subservicers; the impact of any deficiencies in the servicing or foreclosure practices of third parties and related delays in the foreclosure process; our exposure to legal and regulatory claims; legislative and regulatory actions affecting our business; the impact of new or modified government mortgage refinance or principal reduction programs; our ability to maintain our REIT qualification; and limitations imposed on our business due to our REIT status and our exempt status under the Investment Company Act of 1940.

Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Two Harbors does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Additional information concerning these and other risk factors is contained in Two Harbors’ most recent filings with the Securities and Exchange Commission (SEC). All subsequent written and oral forward-looking statements concerning Two Harbors or matters attributable to Two Harbors or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above.

Non-GAAP Financial Measures
In addition to disclosing financial results calculated in accordance with United States generally accepted accounting principles (GAAP), this press release and the accompanying investor presentation present non-GAAP financial measures, such as Core Earnings, including dollar roll income and Core Earnings per basic common share, including dollar roll income, that exclude certain items. Two Harbors’ management believes that these non-GAAP measures enable it to perform meaningful comparisons of past, present and future results of the company’s core business operations, and uses these measures to gain a comparative understanding of the company’s operating performance and business trends. The non-GAAP financial measures presented by the company represent supplemental information to assist investors in analyzing the results of its operations. However, because these measures are not calculated in accordance with GAAP, they should not be considered a substitute for, or superior to, the financial measures calculated in accordance with GAAP. The company’s GAAP financial results and the reconciliations from these results should be carefully evaluated. See the GAAP to non-GAAP reconciliation table on page 12 of this release.

Additional Information
Stockholders of Two Harbors and other interested persons may find additional information regarding the company at the SEC’s Internet site at www.sec.gov or by directing requests to: Two Harbors Investment Corp., Attn: Investor Relations, 575 Lexington Avenue, Suite 2930, New York, NY 10022, telephone (612) 629-2500.

Contact
Margaret Field, Investor Relations, Two Harbors Investment Corp., (212) 364-3663 or
margaret.field@twoharborsinvestment.com

# # #

TWO HARBORS INVESTMENT CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except share data)
	September 30, 2019	December 31, 2018
	(unaudited)
ASSETS
Available-for-sale securities, at fair value	$28,318,558	$25,552,604
Mortgage servicing rights, at fair value	1,651,556	1,993,440
Cash and cash equivalents	740,698	409,758
Restricted cash	509,689	688,006
Accrued interest receivable	87,321	86,589
Due from counterparties	314,871	154,626
Derivative assets, at fair value	230,620	319,981
Reverse repurchase agreements	180,575	761,815
Other assets	130,339	165,660
Total Assets	$32,164,227	$30,132,479
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Repurchase agreements	$25,567,136	$23,133,476
Federal Home Loan Bank advances	50,000	865,024
Revolving credit facilities	300,000	310,000
Term notes payable	394,235	—
Convertible senior notes	284,635	283,856
Derivative liabilities, at fair value	17,201	820,590
Due to counterparties	231,021	130,210
Dividends payable	128,109	135,551
Accrued interest payable	122,793	160,005
Other liabilities	49,517	39,278
Total Liabilities	27,144,647	25,877,990
Stockholders’ Equity
Preferred stock, par value $0.01 per share; 50,000,000 shares authorized and 40,050,000 and 40,050,000 shares issued and outstanding, respectively ($1,001,250 and $1,001,250 liquidation preference, respectively)	977,501	977,501
Common stock, par value $0.01 per share; 450,000,000 shares authorized and 272,895,402 and 248,085,721 shares issued and outstanding, respectively	2,729	2,481
Additional paid-in capital	5,151,554	4,809,616
Accumulated other comprehensive income	748,354	110,817
Cumulative earnings	2,521,137	2,332,371
Cumulative distributions to stockholders	(4,381,695)	(3,978,297)
Total Stockholders’ Equity	5,019,580	4,254,489
Total Liabilities and Stockholders’ Equity	$32,164,227	$30,132,479

TWO HARBORS INVESTMENT CORP.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(dollars in thousands)
Certain prior period amounts have been reclassified to conform to the current period presentation
	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
	(unaudited)		(unaudited)
Interest income:
Available-for-sale securities	$242,023	$230,607	$731,716	$604,790
Other	7,717	6,091	24,536	13,287
Total interest income	249,740	236,698	756,252	618,077
Interest expense:
Repurchase agreements	176,450	138,343	501,361	322,735
Federal Home Loan Bank advances	391	5,301	10,406	14,655
Revolving credit facilities	3,964	3,973	15,316	5,776
Term notes payable	5,475	—	5,706	—
Convertible senior notes	4,797	4,779	14,256	14,204
Total interest expense	191,077	152,396	547,045	357,370
Net interest income	58,663	84,302	209,207	260,707
Other-than-temporary impairment losses	(5,950)	(95)	(11,004)	(363)
Other income:
Gain (loss) on investment securities	248,828	(42,996)	251,977	(95,549)
Servicing income	126,025	89,618	373,922	238,473
(Loss) gain on servicing asset	(234,514)	20,591	(675,920)	102,251
Gain (loss) on interest rate swap, cap and swaption agreements	70,620	75,857	(101,414)	255,535
Gain (loss) on other derivative instruments	85,856	(31,463)	270,798	(15,735)
Other income	495	907	277	2,695
Total other income	297,310	112,514	119,640	487,670
Expenses:
Management fees	16,839	(5,041)	42,556	18,120
Servicing expenses	17,696	16,433	54,354	42,526
Other operating expenses	13,344	17,033	42,913	47,040
Acquisition transaction costs	—	86,703	—	86,703
Restructuring charges	—	8,238	—	8,238
Total expenses	47,879	123,366	139,823	202,627
Income before income taxes	302,144	73,355	178,020	545,387
(Benefit from) provision for income taxes	(3,556)	37,409	(11,188)	35,142
Net income	305,700	35,946	189,208	510,245
Dividends on preferred stock	18,951	18,951	56,851	46,445
Net income attributable to common stockholders	$286,749	$16,995	$132,357	$463,800
Basic earnings per weighted average common share	$1.05	$0.08	$0.50	$2.42
Diluted earnings per weighted average common share	$1.00	$0.08	$0.50	$2.28
Dividends declared per common share	$0.40	$0.47	$1.27	$1.41
Weighted average number of shares of common stock:
Basic	272,897,575	224,399,436	266,114,772	191,846,212
Diluted	291,053,718	224,399,436	266,114,772	209,607,146

TWO HARBORS INVESTMENT CORP.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS), CONTINUED
(dollars in thousands)
Certain prior period amounts have been reclassified to conform to the current period presentation
	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
	(unaudited)		(unaudited)
Comprehensive income (loss):
Net income	$305,700	$35,946	$189,208	$510,245
Other comprehensive (loss) income, net of tax:
Unrealized (loss) gain on available-for-sale securities	(29,164)	(119,796)	637,537	(499,460)
Other comprehensive (loss) income	(29,164)	(119,796)	637,537	(499,460)
Comprehensive income (loss)	276,536	(83,850)	826,745	10,785
Dividends on preferred stock	18,951	18,951	56,851	46,445
Comprehensive income (loss) attributable to common stockholders	$257,585	$(102,801)	$769,894	$(35,660)

TWO HARBORS INVESTMENT CORP.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(dollars in thousands, except share data)
Certain prior period amounts have been reclassified to conform to the current period presentation
	Three Months Ended September 30,	Three Months Ended June 30,
	2019	2019
	(unaudited)	(unaudited)
Reconciliation of Comprehensive income to Core Earnings:
Comprehensive income attributable to common stockholders	$257,585	$201,042
Adjustment for other comprehensive loss (income) attributable to common stockholders:
Unrealized loss (gain) on available-for-sale securities attributable to common stockholders	29,164	(310,549)
Net income (loss) attributable to common stockholders	$286,749	$(109,507)

Adjustments for non-Core Earnings:
Other-than-temporary impairments and loss recovery adjustments	7,275	12,895
Realized gains on securities	(250,267)	(23,589)
Unrealized losses on securities	1,439	1,148
Realized and unrealized losses on mortgage servicing rights	161,214	174,212
Realized gains on termination or expiration of swaps, caps and swaptions	(75,409)	(55,513)
Unrealized losses on interest rate swaps, caps and swaptions	23,940	167,174
Gains on other derivative instruments	(85,916)	(63,953)
Other (income) loss	(114)	899
Change in servicing reserves	(300)	(910)
Non-cash equity compensation expense	1,980	2,396
Net (benefit from) provision for income taxes on non-Core Earnings	(5,612)	782
Core Earnings attributable to common stockholders, including dollar roll income(1)(2)	$64,979	$106,034

Weighted average basic common shares	272,897,575	272,863,153
Core Earnings, including dollar roll income, attributable to common stockholders per weighted average basic common share	$0.24	$0.39
_____________

(1)
Core Earnings, including dollar roll income, is a non-U.S. GAAP measure that we define as comprehensive income (loss) attributable to common stockholders, excluding “realized and unrealized gains and losses” (impairment losses, realized and unrealized gains and losses on the aggregate portfolio, reserve expense for representation and warranty obligations on MSR, non-cash compensation expense related to restricted common stock and restructuring charges) and transaction costs associated with the acquisition of CYS. As defined, Core Earnings includes interest income or expense and premium income or loss on derivative instruments and servicing income, net of estimated amortization on MSR. “Dollar roll income” is the economic equivalent to holding and financing Agency RMBS using short-term repurchase agreements. We believe the presentation of Core Earnings, including dollar roll income, provides investors greater transparency into our period-over-period financial performance and facilitates comparisons to peer REITs.

(2)
Beginning with the June 30, 2019 reporting period, the company refined the MSR amortization method utilized in the calculation of Core Earnings, including dollar roll income. The new method includes an adjustment for any gain or loss on the capital used to purchase the MSR and allows Core Earnings to better reflect how the carry earned on MSR varies as a function of prepayment rates.

TWO HARBORS INVESTMENT CORP.
SUMMARY OF QUARTERLY CORE EARNINGS
(dollars in millions, except per share data)
Certain prior period amounts have been reclassified to conform to the current period presentation

	Three Months Ended
	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018
	(unaudited)
Net Interest Income:
Interest income	$251.1	$269.1	$245.5	$252.0	$236.7
Interest expense	191.1	192.4	163.5	162.3	152.4
Net interest income	60.0	76.7	82.0	89.7	84.3
Other income:
Servicing income, net of amortization(1)	52.7	52.7	52.5	46.9	37.1
Interest spread on interest rate swaps and caps	19.1	22.9	23.7	15.3	16.2
Gain on other derivative instruments	—	16.7	28.7	29.8	30.2
Other income	0.4	0.5	0.5	0.6	0.6
Total other income	72.2	92.8	105.4	92.6	84.1
Expenses	46.2	42.9	45.2	42.3	42.5
Core Earnings, including dollar roll income before income taxes	86.0	126.6	142.2	140.0	125.9
Income tax expense (benefit)	2.0	1.6	0.6	0.3	(0.1)
Core Earnings, including dollar roll income	84.0	125.0	141.6	139.7	126.0
Dividends on preferred stock	19.0	19.0	18.9	19.0	19.0
Core Earnings attributable to common stockholders, including dollar roll income(2)	$65.0	$106.0	$122.7	$120.7	$107.0
Weighted average basic Core EPS, including dollar roll income	$0.24	$0.39	$0.49	$0.49	$0.48

Core earnings return on average common equity, including dollar roll income	6.5%	11.1%	14.3%	13.8%	12.4%
________________

(1)
Amortization refers to the portion of change in fair value of MSR primarily attributed to the realization of expected cash flows (runoff) of the portfolio. This amortization has been deducted from Core Earnings, including dollar roll income. Amortization of MSR is deemed a non-GAAP measure due to the company’s decision to account for MSR at fair value. As discussed on page 11, the company has refined the MSR amortization method utilized in the calculation of Core Earnings beginning with the period ended June 30, 2019.  MSR amortization amounts for periods ending prior to June 30, 2019 have not be adjusted.

(2)	Please see page 11 for a definition of Core Earnings, including dollar roll income, and a reconciliation of GAAP to non-GAAP financial information.